As filed with the Securities and Exchange Commission on June 16, 2025
Registration Statement No. 333-280102
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________________________
FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	62-1120025
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification Number)
1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745
(423) 636-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________________________
Michael L. Hance
Chief Legal Officer and Secretary
1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745
(423) 636-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________________________
Copy to:
Flora R. Perez, Esq.
Greenberg Traurig, P.A.
401 East Las Olas Boulevard Suite 2000
Fort Lauderdale, FL 33301
(954) 765-0500
___________________________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 10, 2024, Forward Air Corporation filed a Registration Statement on Form S-1 (Registration No. 333-280102) (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed on July 9, 2024 (the “Amended Registration Statement”), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 19, 2024 (as supplemented by Prospectus Supplement No. 1 dated August 9, 2024, Prospectus Supplement No. 2 dated November 8, 2024, Prospectus Supplement No. 3 dated December 6, 2024, Prospectus Supplement No. 4 dated January 6, 2025, Prospectus Supplement No. 5 dated January 21, 2025, Prospectus Supplement No. 6 dated March 26, 2025, and Prospectus Supplement No. 7 dated March 27, 2025, collectively, the “Prospectus Supplements” and further amended by Post-Effective Amendment No. 1 to Form S-1, filed with the SEC on March 31, 2025 and Post-Effective Amendment No. 2 to Form S-1, filed with the SEC on May 8, 2025, collectively, the “Post-Effective Amendments” and together with the Initial Registration Statement, the Amended Registration Statement and the Prospectus Supplements, the “Registration Statement”).

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 3”) is being filed by the registrant to (i) convert the Registration Statement on Form S-1 into a registration statement on Form S-3 and (ii) update certain other information in the Registration Statement, including regarding the Reincorporation (as defined below). No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

    On April 30, 2025, in order to change the state of its incorporation from Tennessee to Delaware (the “Reincorporation”), Forward Air Corporation, a Tennessee corporation (“FWRD-Tennessee”) entered into a Plan of Merger (the “Reincorporation Merger Agreement”), pursuant to which, at 10:45 a.m. on June 13, 2025 (the “Effective Time”), FWRD-Tennessee merged with an into FA-Delaware Corporation, a Delaware corporation (“FWRD-Delaware”), subject to the terms and conditions set forth in the Reincorporation Merger Agreement (the “Reincorporation Merger”). The Reincorporation is further described in FWRD-Tennessee’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 13, 2025. The Reincorporation was approved by the requisite vote of FWRD-Tennessee’s shareholders at its Annual Meeting of Shareholders held on June 11, 2025 (the “Annual Meeting”). FWRD-Delaware is the surviving corporation in the Reincorporation Merger and at the Effective Time, changed its name to Forward Air Corporation (the “Company”). Other than the change in the state of incorporation, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of FWRD-Tennessee, nor did it result in any change in location of FWRD-Tennessee’s employees, including FWRD-Tennessee’s management. In addition, the board of directors of the Company consisted of those persons elected or appointed to the board of directors of FWRD-Tennessee as of immediately prior to the Effective Time, who will continue to serve on the board of directors of the Company, and the individuals who served as executive officers of FWRD-Tennessee immediately prior to the Reincorporation will continue to serve as executive officers of the Company. Furthermore, the Company’s common stock will continue to trade on the Nasdaq stock exchange under the symbol “FWRD.”

In accordance with Rule 414(d) under the Securities Act, the Company, as successor issuer to FWRD-Tennessee pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement, as modified by this Post-Effective Amendment No. 3, as its own registration statement for all purposes under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
i

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2025

PRELIMINARY PROSPECTUS

FORWARD AIR CORPORATION
UP TO 11,683,943 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus (the “selling shareholders”) of up to 11,683,943 shares of common stock, par value $0.01 (“Common Stock”) of Forward Air Corporation (the “Company,” “we,” “us,” or “our”) on an as-exchanged basis that were issued to certain equityholders of Omni Newco, LLC (“Omni”) and Omni Management Holdings, LLC (“Management Holdings”) (the equityholders of Omni and Management Holdings are referred to in this prospectus as the “Omni Holders” and the “Omni Management Holders,” respectively) in connection with our acquisition of Omni, Management Holdings and Omni’s direct and indirect subsidiaries (the “Omni Acquisition”) pursuant to the Agreement and Plan of Merger, dated as of August 10, 2023 (as amended by Amendment No. 1, dated as of January 22, 2024, the “Merger Agreement”), among us, Omni and the other parties thereto, which consist of (i) 2,133,479 shares of Common Stock and (ii) 9,550,464 shares of Common Stock underlying Opco Class B Units (as defined in this prospectus), or its equivalent designation in Management Holdings, and corresponding Company Series B Preferred Units which, together with the Opco Class B Units (or their equivalent units in Management Holdings as applicable), are exchangeable into Common Stock.

We will not receive any proceeds from the sale of shares of Common Stock by the selling shareholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the selling shareholders will issue, offer or sell, as applicable, any of the Common Stock. The selling shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Common Stock.

Our shares of Common Stock are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FWRD.” On June 13, 2025, the closing price of our Common Stock was $20.21 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the section entitled “Risk Factors” on page 7 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling shareholders identified in this prospectus under the section entitled “Selling Shareholders,” may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them as described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we nor the selling shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference (or, in each case, any earlier date specified for such information, unless we indicate otherwise), regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information provided in this prospectus, including any information incorporated by reference. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

This prospectus and the documents incorporated by reference into this prospectus contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context indicates otherwise, references in this prospectus to the “Company”, “we,” “us” or “our” refer to Forward Air Corporation, a Delaware corporation (formerly a Tennessee corporation prior to the Reincorporation discussed in the explanatory note hereto, and successor-in-interest to FWRD-Tennessee).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents we incorporate by reference into this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and the documents we incorporate by reference into this prospectus may include, for example, statements about:

•any statements regarding any projections of earnings, revenues, payment of dividends, other financial items or related accounting treatment, or cost reduction measures;
•any statements regarding future performance;
•any statements regarding the availability of cash;
•any statements regarding future insurance, claims and litigation and any associated estimates or projections operations, including our strategy to expand service offerings and terminal footprint;
•any statements regarding our commitment to accelerate expansion, both domestically and internationally;
•any statements regarding the impact of regulations, economic sanctions or legislation on our business;
•any statements regarding an increase in the cost of new equipment; any statements concerning proposed or intended, new services, developments or integration measures;
•any statements regarding our technology and information systems, including the effectiveness of each;
•any statements regarding competition, including our specific advantages, the capabilities of our segments, including the integration of services and our geographic location; any statement regarding our properties;
•any statements regarding intended expansion through acquisition or greenfield startups;
•any statements regarding future business, economic conditions or performance;
•any statements regarding our ESG and sustainability initiatives, initiatives, including any partnerships that we enter into in connection with our goals;
•any statements regarding the effectiveness of the steps taken to remediate any material weaknesses in our internal control over financial reporting and the timing of remediation;
•any statement regarding certain tax and accounting matters, including the impact on our financial statements; any statements regarding our ability to achieve the intended benefits of the Omni Acquisition, including cost and revenue synergies; any statements regarding any payments that we will be required to make to Omni Holders;
•any statements regarding the integration of Omni and Omni's key operating statistics;
•any statements regarding our substantial indebtedness, including our ability to service our debt;
•any statements regarding our ongoing commitment to cybersecurity;
•any statements regarding our expectations of freight volumes, and any impact on rates;
•any statement regarding the impact and implementation of disclosure control systems; and
•any statements of belief and any statements of assumptions underlying any of the foregoing.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•economic factors such as recessions, inflation, higher interest rates, downturns in customer business cycles, and changes to global trade policy, including tariffs,
•our ability to manage our growth and ability to grow, in part, through acquisitions,
•our ability to achieve the expected strategic, financial and other benefits of the Omni Acquisition, including the realization of expected synergies and the achievement of deleveraging targets, within the expected time-frames or at all,
•our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments,
•the creditworthiness of our customers and their ability to pay for services rendered,
•our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network,
•the availability and compensation of qualified leased capacity providers and freight handlers as well as contracted, third-party motor carriers needed to serve our customers’ transportation needs,
•our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network,
•the occurrence of cybersecurity risks and events,
•market acceptance of our service offerings,
•claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters,
•the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure,
•our dependence on our senior management team and the potential effects of changes in employee status,
•seasonal trends,
•the occurrence of certain weather events,
•restrictions in our charter and bylaws,
•the cost of new equipment and
•the impact and efficacy of our disclosure controls and procedures.

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information you should consider when making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the information set forth under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements. See also the section entitled “Where You Can Find More Information.”

Business Overview

We are a leading asset-light freight provider of transportation services, including less-than-truckload (LTL), truckload and intermodal drayage services and freight brokerage and supply chain services across North America, Europe, and Asia. Globally, we provide customized asset-light, high-touch logistics and supply chain management solutions with deep customer relationships in high-growth end markets. We offer premium services that typically require precision execution, such as expedited transit, delivery during tight time windows and special handling. We utilize an asset-light strategy to minimize our investments in equipment and facilities and to reduce our capital expenditures.

Our services are classified into three reportable segments: Expedited Freight, Omni Logistics and Intermodal.

Our Expedited Freight segment provides expedited regional, inter-regional and national LTL services. Expedited Freight also offers customers local pick-up and delivery and other services including truckload, shipment consolidation and deconsolidation, warehousing, customs brokerage and other handling. We plan to grow our LTL geographic footprint through greenfield start-ups as well as through acquisitions.

Our Omni Logistics segment provides a full suite of global logistics services. Services include air and ocean freight consolidation and forwarding, customs brokerage, warehousing and distribution, time-definite transportation services and other supply chain solutions. Other than revenue performance and given the service mix of Omni, key operating statistics are being determined as we continue to work through the integration.

Our Intermodal segment provides first- and last-mile high value intermodal container drayage services both to and from seaports and railheads. Intermodal also offers dedicated contract and CFS warehouse and handling services, and in select locations, linehaul and LTL services. We plan to grow our Intermodal geographic footprint through acquisitions as well as through greenfield start-ups where no suitable acquisition is available.

Omni Acquisition

On January 25, 2024 (the “Closing Date”), we acquired Omni, Management Holdings and Omni’s direct and indirect subsidiaries through a series of transactions involving our direct and indirect subsidiaries, for a combination of (a) $100 million in cash (which includes transaction costs of approximately $80 million), (b) the Common Equity Consideration (as defined below) representing 5,135,008 shares of the Common Stock on an as-exchanged basis and (c) Convertible Preferred Equity Consideration (as defined below) representing an additional 8,880,010 shares of Common Stock on an as-converted and as-exchanged basis. The “Common Equity Consideration” consists of (i) Common Stock, (ii) units of Clue Opco LLC, a newly formed subsidiary of ours (“Opco”), designated as “Class B Units” (“Opco Class B Units”) and corresponding fractional units of our preferred stock designated as “Series B Preferred Stock” (“Company Series B Preferred Stock”), each representing one one-thousandth of a share of Company Series B Preferred Stock (“Company Series B Preferred Units”) which, together, are exchangeable into Common Stock and (iii) Management Holdings Class B Units (as defined below), which are exchangeable into Opco Class B Units, and corresponding Company Series B Preferred Units. The “Convertible Preferred Equity Consideration” consists of (i) fractional units of our convertible preferred stock designated as

“Series C Preferred Stock” (“Company Series C Preferred Stock”) each representing one one-thousandth of a share of Company Series C Preferred Stock (“Company Series C Preferred Units”) that converted into Common Stock upon receipt of the Conversion Approval, (ii) Opco Series C-2 Preferred Units that converted into Opco Class B Units and corresponding Company Series B Preferred Units upon receipt of the Conversion Approval and are exchangeable into Common Stock and (iii) the Management Holdings Series C-2 Units that converted into Management Holdings Class B Units and corresponding Company Series B Preferred Units upon receipt of the Conversion Approval and are exchangeable into Opco Class B Units and corresponding Company Series B Preferred Units.

Omni, founded in 2000 and headquartered near Dallas, Texas, is an asset-light, high-touch logistics and supply chain management company with deep customer relationships in high-growth end markets. Omni delivers domestic and international freight forwarding, fulfillment services, customs brokerage, distribution, and value-added services for time-sensitive freight to U.S.-based customers operating both domestically and internationally. Also, Omni provides business-to-business solutions to prominent United States-based customers across a variety of attractive end markets, including the technology, retail, media, logistics, life sciences and e-commerce sectors, many of which have had long-term relationships with Omni.

Prior to the completion of the Omni Acquisition, we completed a restructuring, pursuant to which, among other things, we contributed all of our operating assets to Opco. Opco has been structured as an umbrella partnership C corporation through which the Omni Holders hold (i) a portion of the Common Equity Consideration in the form of Opco Class B Units and corresponding Company Series B Preferred Units and (ii) a portion of the Convertible Preferred Equity Consideration in the form of units of Opco designated as “Series C-2 Preferred Units” (“Opco Series C-2 Preferred Units”). Effective as of the Closing Date, we operate our business through Opco, which indirectly holds all of our and Omni’s assets and operations. Opco is governed by an amended and restated limited liability company agreement of Opco that became effective as of the Closing Date (the “Opco LLCA”).

In connection with the Omni Acquisition, Management Holdings became a member of Opco and is structured as the vehicle where certain employees or former employees of Omni or its direct or indirect subsidiaries received their portion of the equity consideration provided in the Omni Acquisition. Through ownership of Management Holdings units, certain employees or former employees of Omni or its direct or indirect subsidiaries indirectly hold units of Opco. Omni Management Holders hold (i) a portion of the Common Equity Consideration in the form of units of Management Holdings designated as “Class B Units” which have the same rights and preferences as the Opco Class B Units (“Management Holdings Class B Units”) and corresponding Company Series B Preferred Units and (ii) a portion of the Convertible Preferred Equity Consideration in the form of units of Management Holdings designated as “Series C-2 Units” which have the same rights and preferences as the Opco Series C-2 Preferred Units (“Management Holdings Series C-2 Units”). Effective as of the Closing Date, we serve as the manager of Management Holdings, which is governed by an amended and restated limited liability company agreement of Management Holdings that became effective as of the Closing Date (the “Management Holdings LLCA”).

Corporation Information

We are a Delaware corporation. Our principal executive offices are located at 1915 Snapps Ferry Road, Building N, Greeneville, TN 37745 and our telephone number is (423) 636-7000. Our website is www.forwardair.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus and incorporated by reference into this prospectus when making a decision as to whether to invest in our securities.

THE OFFERING
Issuer	Forward Air Corporation

Securities offered by the selling shareholders	Up to 11,683,943 shares of Common Stock on an as-exchanged basis, which consist of (i) 2,133,479 shares of Common Stock and (ii) 9,550,464 shares of Common Stock issuable upon the exchange of Opco Class B Units (or its equivalent designation in Management Holding) and corresponding Company Series B Preferred Units which, together with the Opco Class B Units (or their equivalent units in Management Holdings), that are exchangeable into Common Stock.

Use of proceeds
We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling shareholders. As of June 13, 2025, the closing price of our Common Stock was $20.21 per share. We will bear all costs, expenses and fees in connection with the registration of the securities. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

Nasdaq symbol	Our Common Stock is listed for trading on Nasdaq under the symbol “FWRD”.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus, as well as the information set forth under “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

RISK FACTORS

An investment in shares of our Common Stock involves risks and uncertainties. In addition to the other information included in this prospectus or incorporated by reference herein, you should consider carefully the factors set forth below and in the section entitled “Risk Factors” in the Form 10-K incorporated by reference herein before making an investment decision to purchase shares of our Common Stock. See “Where You Can Find More Information” and “Incorporation by Reference.” We seek to identify, manage and mitigate risks to our business, but risks and uncertainties are difficult to predict, and many are outside of our control and therefore cannot be eliminated. You should be aware that it is not possible to predict or identify all of these factors and that the following is not meant to be a complete discussion of all potential risks or uncertainties. If known or unknown risks or uncertainties materialize, our business, results of operations or financial condition could be adversely affected, potentially in a material way, which could result in a partial or complete loss of your investment.

Risks Related to This Offering and Ownership of Our Common Stock

The stock price of our Common Stock may fluctuate significantly, and you could lose all or part of your investment in our Common Stock as a result.

We cannot predict the prices at which shares of our Common Stock may trade. The market price of shares of our Common Stock may be highly volatile and fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•our quarterly or annual earnings or those of our competitors;
•variations in our quarterly dividends, if any, to shareholders;
•actual or anticipated fluctuations in our operating results or those of our competitors;
•publication of research reports about us, our competitors or our industry, changes in, or failure to meet, estimates made by securities analysts or ratings agencies of our financial and operating performance or lack of research reports by industry analysts or ceasing of analyst coverage;
•additions or departures of key management personnel;
•strategic actions or announcements by us or our competitors;
•adverse market reaction to any indebtedness we may incur or securities we may issue in the future;
•changes in accounting standards, policies, guidelines, interpretations or principles;
•changes to the regulatory and legal environment in which we operate;
•litigation or governmental investigations initiated against us;
•reputational issues, including reputational issues involving our competitors and their products and our third-party partners;
•actions by institutional shareholders;
•outcome of pending or future litigation;
•any ineffectiveness of our internal controls;
•announcements made or actions taken by us;
•overall market fluctuations and domestic and worldwide economic and political conditions; and
•other factors described in this “Risk Factors” section and section entitled “Risk Factors” in the Form 10-K incorporated by reference herein.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our Common Stock. If any of the foregoing events occur, it could cause our stock price to fall and may expose us to lawsuits, including securities class action litigation, that, even if unsuccessful, could result in substantial costs and divert our management’s attention and resources. You should consider an investment in shares of our Common

Stock to be risky, and you should invest in shares of our Common Stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment.

None of the proceeds from the sale of shares of our Common Stock by the selling shareholders will be available to us to fund our operations.

We will not issue any new shares of our Common Stock and will not receive any proceeds from the sale of shares of our Common Stock by the selling shareholders. The selling shareholders will receive all proceeds from the sale of the shares. Consequently, none of the proceeds from the sales of shares by the selling shareholders will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”

We cannot guarantee the payment of dividends on our Common Stock, or the timing or amount of any such dividends.

We have previously paid quarterly cash dividends on our Common Stock. However, beginning with the quarter ended March 31, 2024, we have suspended the payment of quarterly dividends on our Common Stock in order to execute on de-risking our capital structure. The payment of any dividends in the future to our shareholders, and the timing and amount thereof, will fall within the discretion of our Board. Our Board’s decisions regarding the payment of dividends will depend on many factors, such as our financial condition, earnings, capital requirements, debt service obligations, restrictive covenants in the agreements governing our indebtedness, general economic business conditions, industry practice, legal requirements and other factors that our Board may deem relevant. Our ability to pay dividends will depend on our ongoing ability to generate cash from operations and on our access to the capital markets.

Future sales of Common Stock may cause the market price of our Common Stock to drop significantly.

Given the substantial number of shares of Common Stock being registered for potential resale by selling shareholders pursuant to this prospectus, the sale of shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences, and privileges senior to existing holders of our Common Stock.

Our business and operations could be negatively affected by securities litigation or shareholder activism, which could impact the trading price and volatility of our common stock.

Our business and operations could be negatively affected if we become subject to any securities litigation or from continued shareholder activism, which could cause us to incur significant expenses, hinder the execution of our business and growth strategy, constrain our capital deployment opportunities, and impact the price of our Common Stock. For example, ClearBridge Investments, LLC publicly released a letter sent to our former Chairman and CEO and Lead Independent Director on August 18, 2023, with the purpose of urging the Board to reconsider the merger. Such shareholder activism, like securities litigation, could result in substantial costs and could divert management’s attention and resources. Shareholder activism, which can take many forms or arise in a variety of situations, has been increasing recently. Volatility in the price of our Common Stock, our cash balance, our financial performance or other reasons may cause us to become the target of securities litigation or continue to be the target of shareholder activism.

Perceived uncertainties as to our future direction as a result of these actions or any future shareholder activism or further changes to the composition of the Board or management may lead to the perception of a change in the direction of our business, instability or lack of continuity, any of which could negatively impact our stock price and results of operations.

Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board's attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we have and may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, the price of our Common Stock could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism. In addition, shareholder activism may constrain our capital deployment opportunities and may limit the types of investments that are available to us.

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. The selling shareholders will receive all proceeds from the sale of the shares of Common Stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF FORWARD AIR CORPORATION AND OMNI NEWCO, LLC

The following unaudited pro forma condensed combined statements of operations are based on and derived from the separate historical financial statements of Forward Air Corporation (“Forward”) and Omni Newco, LLC (“Omni”), after giving effect to the Merger (as defined below), certain pre-closing reorganization transactions consummated in connection therewith and the other Transactions (as defined below), and the assumptions and pro forma adjustments described below in the notes to the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined balance sheet is not presented herein since Forward's condensed consolidated balance sheet as of December 31, 2024 filed on Form 10-K presents the balance sheet of the combined company. The unaudited pro forma condensed combined statements of operations have been prepared to give effect to the Transactions as if they had occurred on January 1, 2024. All amounts presented within this section are presented in thousands, except per share amounts, unless otherwise noted. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section.

The unaudited pro forma condensed combined statements of operations were prepared using the acquisition method of accounting based on the guidance in Accounting Standards Codification Topic 805, Business Combinations, under U.S. generally accepted accounting principles (“GAAP”), with Forward as the acquirer of Omni. Accordingly, consideration given by Forward to complete the Merger was allocated to the assets and liabilities of Omni based upon their estimated fair values as of the date of completion of the Merger. Any excess of consideration over the fair value of assets acquired and liabilities assumed was allocated to goodwill.

The unaudited pro forma condensed combined statements of operations are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the date indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of Forward. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred to achieve those synergies or to integrate the operations of the two companies.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward Consolidated	Omni for the period from January 1, 2024 to January 24, 2024	Acquisition Accounting Adjustments		Financing Adjustments	Pro Forma Combined
Operating revenue	$2,474,262	$82,000	$(2,952)	2c.	$	$2,553,310

Operating expenses:
Purchased transportation	1,250,570	48,798	(2,952)	2c.	—	1,296,416
Salaries, wages and employee benefits	536,406	16,744	—		—	553,150
Operating leases	182,197	6,561	—		—	188,758
Depreciation and amortization	143,978	3,395	4,394	2a.	—	151,767
Insurance and claims	64,682	2,075	—		—	66,757
Fuel expense	21,460	—	—		—	21,460

Change in fair value of contingent consideration	—	—	—		—		—
Other operating expenses	309,508	62,843	—		—		372,351
Impairment of goodwill	1,028,397	—	—				1,028,397
Total operating expenses	3,537,198	140,416	1,442		—		3,679,056
Income (loss) from continuing operations	(1,062,936)	(58,416)	(4,394)		—		(1,125,746)

Other expense:
Interest expense, net	(189,215)	(12,466)	—		3,228	3a.	(198,453)
Other income	1,226	—	—		—		1,226
Foreign exchange gain (loss)	1,093	714	—		—		1,807
Total other expense	(186,896)	(11,752)	—		3,228		(195,420)
Income (loss) before income taxes	(1,249,832)	(70,168)	(4,394)		3,228		(1,321,166)
Income tax expense (benefit)	(124,991)	446	(7,133)	2d.	2,164	2d.	(129,514)
Net income (loss) from continuing operations	(1,124,841)	(70,614)	2,739		1,064		(1,191,652)
Income (loss) from discontinued operations, net of tax	(6,387)	—	—		—		(6,387)
Net income (loss)	(1,131,228)	(70,614)	2,739		1,064		(1,198,039)
Less: Net income (loss) attributable to noncontrolling interest	(314,259)	—	(16,146)	2b.	—		(330,405)
Net income (loss) attributable to Forward shareholders	$(816,969)	$(70,614)	$18,885		$1,064		$(867,634)

Basic net loss per share from continuing operations:
Basic	$(30.40)						$(32.26)
Diluted	$(30.40)						$(32.26)

Weighted-average number of common shares outstanding
Basic	27,540						27,540
Diluted	27,540						27,540

See accompanying notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1. The Transactions

On August 10, 2023, Forward entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Clue Opco LLC (“Opco”), a Delaware limited liability company and wholly owned subsidiary of Forward, Clue Opco Merger Sub LLC (“Opco Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of Opco, Omni Newco, LLC (“Omni”) and the other parties thereto. On January 22, 2024, Forward and Omni entered into Amendment No. 1 to the Original Merger Agreement (the “Amendment”; and the Original Merger Agreement as amended thereby, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on January 25, 2024 (the “Closing Date”), Opco Merger Sub merged with and into Omni with Omni surviving the merger as a wholly owned subsidiary of Opco (the “Merger”).

Prior to the consummation of the Merger and to facilitate the issuance of the consideration in connection therewith, Forward completed a restructuring, pursuant to which, among other things, Forward contributed all of its operating assets to Opco. The limited liability company interests of Opco are represented by units (collectively, the “Opco Units”), comprised of Opco Units designated as: “Class A Units”; “Class B Units” (“Opco Class B Units”); “Series C-1 Preferred Units”; and “Series C-2 Preferred Units” (“Opco Series C-2 Preferred Units”).

The consideration payable by Forward in connection with the Merger consisted of a combination of (a) $100,499 in cash (which includes pre-acquisition Omni costs of approximately $80 million, the “Cash Consideration”) and (b) 14,015 shares of the Company’s outstanding common stock, on an as-converted and as-exchanged basis (the “Equity Consideration”) consisting of: (i) 1,910 shares of common stock (of which 1,210 were issued upon conversion of the Series C Preferred Units upon approval of the Company’s shareholders at the 2024 Annual Shareholders Meeting held on June 3, 2024 (the “Conversion Approval”)) and (ii) 12,105 Opco Class B Units (as defined below) and corresponding Series B Preferred Units (as defined below), which are exchangeable into shares of Common Stock (of which 7,670 units were issued upon conversion of the units of Opco (defined below) designated as “Opco Series C-2 Preferred Units” upon the Conversion Approval.

In anticipation of the consummation of the Merger, Forward (a) entered into a new senior secured credit agreement providing for (i) a seven-year senior secured term loan B facility in an aggregate principal amount of $1,125,000 (the “New Term Facility”) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $340,000 (the “New Revolving Credit Facility”; and, together with the New Term Facility, the “New Senior Secured Credit Facilities”) and (b) terminated and refinanced in full (i) Forward’s existing senior unsecured credit facility, consisting of a $150,000 term loan facility and $300,000 revolving credit facility (the “Existing Forward Credit Facilities”) and (ii) Omni’s senior secured first lien credit facility consisting of a $1,200,000 term loan facility and a $80,000 revolving credit facility (the “Existing Omni First Lien Credit Facilities”) and $245,000 second lien secured subordinated term loan facility (the “Existing Omni Second Lien Credit Facilities”; together with the Existing Omni First Lien Credit Facilities, the “Existing Omni Credit Facilities”) using a portion of the net proceeds of the issuance of $725,000 aggregate principal amount of 9.500% Senior Secured Notes due 2031 Clue Opco LLC (as successor to GN Bondco, LLC) (the “Senior Secured Notes” and, together with the New Senior Secured Credit Facilities, the “New Senior Financing”) and the initial borrowings under the New Term Facility, together with cash on hand. The transactions in the immediately preceding sentence are referred to herein as the “Refinancings.”

These pro forma statements of operations, reflect the use of the proceeds from the issuance of the $725,000 aggregate principal amount of the Senior Secured Notes (issued at 98.0% of the face amount) and borrowings under the New Term Facility in the aggregate principal amount of $1,125,000 (issued at 96.0% of the face amount), together with cash on hand, used to pay the Cash Consideration, to effect the Refinancings and to pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions. For the purposes of these pro forma statements of operations, Forward has calculated a blended annual effective interest rate on this combined $1,850,000 of New Senior Financing debt of 9.72% (based on the actual interest rate on the Senior

Secured Notes and the initial interest rate applicable to borrowings under the New Term Facility) and an undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum.

The transactions described in this Note 1 are referred to as the “Transactions.”

2. Acquisition Accounting Adjustments

a. Intangible Assets and Amortization Expense

The unaudited pro forma condensed combined statements of operations have been adjusted to reflect the estimated fair value of acquired identifiable intangible assets and to adjust amortization expense accordingly. The following table summarizes the pro forma adjustments for intangible assets and amortization expense:

	For the period from January 1, 2024 to January 24, 2024
Acquired identifiable definite lived intangible assets (1)	$	4,933
Less: Omni's historical identifiable intangible assets	(539)
Pro forma adjustment	$	4,394
(1) Adjustments to amortization expense was determined using the straight-line method over an estimated useful life of ranging from four to fourteen years

b. Noncontrolling Interest Adjustment

The noncontrolling interest adjustment to the unaudited pro forma condensed combined statements of operations represents Omni Holders’ interest of 30.5% in Opco on an as-converted basis. Opco is structured as an umbrella partnership C corporation through which Omni Holders hold a portion of the purchase price equity consideration in the form of units that are ultimately exchangeable for Forward Common Stock. Opco issued 4,435 Opco Class B Units and 7,670 Opco Series C-2 Preferred Units to Omni Holders in connection with the Transactions.

c. Intercompany Pro Forma Adjustments

The intercompany pro forma adjustments to the unaudited pro forma condensed combined statements of operations represent the transactions between Forward and Omni that would be eliminated in combination.

d. Income Tax Adjustments

The income tax adjustments to the unaudited pro forma condensed combined statements of operations represent the income tax expense of Forward after the consideration of its interest in Opco. The rate of 10% for the twelve months ended December 31, 2024 represents the pro forma combined income tax expense for the pro forma combined entity and differ from the statutory rate primarily as a result of no taxes recorded on the portion of the domestic pre-tax income that is allocated to the non-controlling interest in Opco.

e. Earnings Per Share

The pro forma combined earnings per share is presented on an as-converted basis for the twelve months ended December 31, 2024.

3. Financing Adjustments

The unaudited pro forma condensed combined statements of operations reflect the following adjustments related to the financing, the proceeds of which were used in part to fund the Transactions:

a. Adjustments to Interest Expense

For the period from January 1, 2024 to January 24, 2024

Interest expense for the Senior Secured Notes, New Term Facility and New Revolving Credit Facility (1)	$11,766
Amortization of debt issuance costs (2)	492
Amortization of debt discount (3)	549
Total interest expense	12,808
Less: Omni’s historical interest expense and amortization of debt issuance costs	(3,311)
Less: Forward’s historical interest expense and amortization of debt issuance costs	(12,725)
Pro forma adjustment to interest expense	$(3,228)

(1) Adjustment is based on a blended annual interest rate of 9.72% (based on the actual interest rate on the Senior Secured Notes and the initial interest rate applicable to borrowings under the New Term Facility) and the undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum. None of the New Revolving Credit Facility has been drawn.

(2) Debt issuance costs are amortized on a straight-line basis over a weighted-average period of seven years.
(3) Debt discount is amortized on a straight-line basis over a weighted-average period of seven years.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders from time to time of up to 11,683,943 shares of Common Stock. The selling shareholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling shareholders’ interest in the Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling shareholders, the aggregate number of shares of Common Stock held by each selling shareholders immediately prior to the sale of the shares of Common Stock in this offering, the number of shares of our Common Stock that may be sold by each selling shareholder under this prospectus and the number of shares of Common Stock that each selling shareholder will beneficially own after this offering.

We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of Common Stock. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Common Stock in transactions exempt from the registration requirements of the Securities Act of 1933 as amended (the “Securities Act”).

Name of Selling Shareholder	Number Held Prior to Offering	Number Registered for Sale Hereby	Number Held After Offering
Ridgemont Affiliates (1)
REP Omni Holdings, L.P. (2)	3,146,469	3,146,469	—
Ridgemont Equity Partners Affiliates III, L.P. (2)	39,330	39,330	—
Omni Affiliates (3)
Fifth Third Capital Holdings, LLC (4)	573,671	573,671	—
John J. Schickel, Jr. (5)	953,457	953,457	—
NV93 Partners (6)	30,079	30,079	—
Ocean Avenue Fund II, L.P. (7)	472,321	472,321	—
Ocean Avenue Fund III-P, L.P. (8)	190,377	190,377	—
Ocean Avenue Fund III-SA, L.P. (9)	89,286	89,286	—
R2 Partners (10)	30,079	30,079	—
RC94 Partners (11)	30,079	30,079	—
Spencer Holdings, LP (12)	170,398	150,398	20,000
The 1995 Newton Family Limited Partnership LLLP (13)	300,794	300,794	—
Timucuan Fund, L.P. (14)	714,384	714,384	—
Additional Selling Shareholders
Adam-Omni, LLC (15)	1,003,017	1,003,017	—

Bobby Solis (16)	80,524	80,524	—
Brad Stogner (17)	25,411	25,411	—
Christiane Liebe (18)	12,861	12,861	—
Custom Expediting & Logistics Inc. (19)	28,499	28,499	—
DCTD, Inc. (20)	82,463	82,463	—
Edwin Chow (21)	17,901	17,901	—
Fast Factor, LLC (22)	232,421	232,421	—
Harold Hurwitz (23)	135,521	135,521	—
Jeff Chung (24)	29,247	29,247	—
J. Matthew Schickel (25)	70,514	70,114	400
J.E. Mamo, III (26)	171,790	84,145	87,645
Jim McGinnis (27)	9,272	9,272	—
John P. Carlton (28)	8,120	8,120	—
John Cottom (29)	31,093	31,093	—
John Moran (30)	33,267	33,267	—
Keith Moran (31)	38,399	38,399	—
Kevin Fielder (32)	8,299	8,299	—
LiVe Logistics Corp (33)	59,108	59,108	—
Lou Fouts (34)	173,468	44,234	129,234
Mark Meyer (35)	4,075	3,999	76
Matt Carlton (36)	108,506	108,506	—
Michael B. Hodge (37)	571,225	560,774	10,451
MKJ Holdco, LLC (38)	80,735	80,735	—
Nelson Lau (39)	15,230	15,230	—
Omni Rollover, Inc. (40)	717,189	717,189	—
Ralston Brooke (41)	29,266	29,266	—
Rob Lively (42)	10,417	9,567	850
Robert Reis (43)	31,366	31,366	—

Scott Drennan (44)	10,939	10,939	—
Shaun Wyatt (45)	10,444	10,444	—
Shirley Yeung (46)	71,603	71,603	—
Teachers Insurance and Annuity Association of America (47)	752,903	752,903	—
Tod Breitenwischer (48)	9,116	9,116	—
TPS Investors Operating Fund, LLC (49)	350,114	350,114	—
Wendy Curtis (50)	19,449	19,449	—
Yip Kum Yew (51)	14,384	11,441	2,943
Yohanse Manzanarez (52)	12,741	12,741	—
Zhuo Chen (53)	10,410	10,410	—
The Zhuo Chen Revocable Living Trust (53)	717	717	—
Remaining Selling Shareholders (54)	114,576	112,794	1,782

(1)	Each of Ridgemont Equity Management III, LLC; REP Omni Holdings, L.P.; REP Coinvest III-A Omni, L.P.; REP Coinvest III-B Omni, L.P.; REP FAOM III-S, L.P.; Ridgemont Equity Partners Affiliates III, L.P.; REP Coinvest III Omni GP, LLC; Ridgemont Equity Management III, L.P.; REP Omni Holdings GP, LLC (collectively, the “Ridgemont Group”); Charles L. Anderson and Robert L. Edwards Jr., reported beneficial ownership of the shares in Amendment No. 1 on Schedule 13D filed with the SEC on August 2, 2024. Each of Mr. Anderson and Mr. Edwards serve on our board of directors and are designees of one or more members of the Ridgemont Group. The 451 shares issuable to each of Mr. Anderson and Mr. Edwards are not included in Ridgemont Group’s total reported holdings. Although these shares are issued to Mr. Anderson and Mr. Edwards personally, they each hold these shares solely for the benefit of the Ridgemont Group, which may be deemed an indirect beneficial owner. The business address for the Ridgemont Group is 101 S Tryon St Ste 3400, Charlotte, NC 28280.
(2)	The securities offered pursuant to this prospectus consist of 3,146,469 shares of Common Stock (consisting of shares of Common Stock underlying 3,146,469 Opco Class B Units and 3,146,469 corresponding Company Series B Preferred Units, which together are exchangeable into 3,146,469 shares of Common Stock).
(3)	EVE Omni Investor, LLC and such former indirect equity holders of Omni (collectively, the “EVE Related Holders”) are party to a shareholders agreement with the Company, pursuant to which, among other things, the EVE Related Holders have agreed to vote such voting securities of the Company in favor of directors nominated by the Board and against any other nominees. Unless otherwise stated, the address of the selling shareholder is 3652 Third Street S., Suite 150, Jacksonville Beach, FL 32250.
(4)	The securities offered pursuant to this prospectus consist of 573,671 shares of Common Stock. Fifth Third Capital Holdings, LLC is a wholly-owned, indirect subsidiary of Fifth Third Bancorp, which is a reporting company under the Exchange Act. The business address of Fifth Third Capital Holdings, LLC is 38 Fountain Square Plaza, Mail Drop: 1090FQ, Cincinnati, Ohio 45263.
(5)	The securities offered pursuant to this prospectus consist of 953,457 shares of Common Stock (consisting of (i) 325,800 shares of Common Stock and (ii) shares of Common Stock underlying 627,657 Opco Class B Units and 627,657 corresponding Company Series B Preferred Units, which together are exchangeable into 627,657 shares of Common Stock). John J. Schickel, Jr. is the ultimate beneficial owner.

(6)	The securities offered pursuant to this prospectus consist of 30,079 shares of Common Stock (consisting of shares of Common Stock underlying 30,079 Opco Class B Units and 30,079 corresponding Company Series B Preferred Units, which together are exchangeable into 30,079 shares of Common Stock). Dreama Vaughan and Russell B. Newton, III are the beneficial owners of NV93 Partners. Dreama Vaughan and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by NV93 Partners. The business address of NV93 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.
(7)	The securities offered pursuant to this prospectus consist of 472,321 shares of Common Stock (consisting of shares of Common Stock underlying 472,321 Opco Class B Units and 472,321 corresponding Company Series B Preferred Units, which together are exchangeable into 472,321 shares of Common Stock). Jeff Ennis, Duran Curis and Jacques Youssefmir are the ultimate beneficial owners of the securities held of record by Ocean Avenue Fund II, L.P and have voting and dispositive power with respect to the securities held of record by Ocean Avenue Fund II, L.P. The business address of Ocean Avenue Fund II, L.P. is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.
(8)	The securities offered pursuant to this prospectus consist of 190,377 shares of Common Stock (consisting of shares of Common Stock underlying 190,377 Opco Class B Units and 190,377 corresponding Company Series B Preferred Units, which together are exchangeable into 190,377 shares of Common Stock). Jeff Ennis, Duran Curis and Jacques Youssefmir are the ultimate beneficial owners of the securities held of record by Ocean Avenue Fund III-P, L.P. and have voting and dispositive power with respect to the securities held of record by Ocean Avenue Fund III-P, L.P. The business address of Ocean Avenue Fund III-P, L.P. is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.
(9)	The securities offered pursuant to this prospectus consist of 89,286 shares of Common Stock (consisting of shares of Common Stock underlying 89,286 Opco Class B Units and 89,286 corresponding Company Series B Preferred Units, which together are exchangeable into 89,286 shares of Common Stock). Jeff Ennis, Duran Curis and Jacques Youssefmir are the ultimate beneficial owners of the securities held of record by Ocean Avenue Fund III-SA, L.P and have voting and dispositive power with respect to the securities held of record by Ocean Avenue Fund III-SA, L.P. The business address of Ocean Avenue Fund III-SA, L.P. is 401 Wilshire Blvd., Suite 1020, Santa Monica, CA 90401.
(10)	The securities offered pursuant to this prospectus consist of 30,079 shares of Common Stock (consisting of shares of Common Stock underlying 30,079 Opco Class B Units and 30,079 corresponding Company Series B Preferred Units, which together are exchangeable into 30,079 shares of Common Stock). Randall Mann and Russell B. Newton, III are the beneficial owners of R2 Partners. Randall Mann and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by R2 Partners. The business address of R2 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.
(11)	The securities offered pursuant to this prospectus consist of 30,079 shares of Common Stock (consisting of shares of Common Stock underlying 30,079 Opco Class B Units and 30,079 corresponding Company Series B Preferred Units, which together are exchangeable into 30,079 shares of Common Stock). Chris Schmachtenberger and Russell B. Newton, III are the beneficial owners of RC94 Partners. Chris Schmachtenberger and Russell B. Newton, III have voting and dispositive power with respect to the securities held of record by RC94 Partners. The business address of RC94 Partners is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.
(12)	The securities offered pursuant to this prospectus consist of 150,398 shares of Common Stock (consisting of shares of Common Stock underlying 150,398 Opco Class B Units and 150,398 corresponding Company Series B Preferred Units, which together are exchangeable into 150,398 shares of Common Stock). Christopher Fischer is managing director of Spencer Holdings, LLC and may be deemed to beneficially own such securities. Christopher Fischer has voting and dispositive power with respect to the securities held of record by Spencer Holdings, LP. The business address of Spencer Holdings, LP is 10175 Fortune Parkway Unit 405 Jacksonville, FL 32256.
(13)	The securities offered pursuant to this prospectus consist of 300,794 shares of Common Stock (consisting of shares of Common Stock underlying 300,794 Opco Class B Units and 300,794 corresponding Company Series B Preferred Units, which together are exchangeable into 300,794 shares of Common Stock). Russell B. Newton, III is the managing member of the general partner of The 1995 Newton Family Limited Partnership, LLLP. Russell B. Newton, III has voting and dispositive power with respect to the securities held of record by The 1995 Newton Family Limited Partnership, LLLP. The business address of The 1995 Newton Family Limited Partnership, LLLP is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.

(14)	The securities offered pursuant to this prospectus consist of 714,384 shares of Common Stock (consisting of shares of Common Stock underlying 714,384 Opco Class B Units and 714,384 corresponding Company Series B Preferred Units, which together are exchangeable into 714,384 shares of Common Stock). Russell B. Newton, III is the managing member of the general partner of Timucuan Fund, L.P. Russell B. Newton, III has voting and dispositive power with respect to the securities held of record by Timucuan Fund, L.P. The business address of Timucuan Fund, L.P. is 200 W. Forsyth Street, Suite 1600, Jacksonville, FL 32202-4358.
(15)	The securities offered pursuant to this prospectus consist of 1,003,017 shares of Common Stock (consisting of shares of Common Stock underlying 1,003,017 Opco Class B Units and 1,003,017 corresponding Company Series B Preferred Units, which together are exchangeable into 1,003,017 shares of Common Stock). Adam-Omni, LLC ("Adam") is a manager-managed Delaware limited liability company, and the sole managers of Adam are Derek Arend and Marshall E. Eisenberg who may be deemed to have shared voting and dispositive power with respect to the securities held of record by Adam. The business address for all parties mentioned above is 340 South Main Avenue, Suite 401, Sioux Falls, SD 57104.
(16)	The securities offered pursuant to this prospectus consist of 80,524 shares of Common Stock.
(17)	The securities offered pursuant to this prospectus consist of 25,411 shares of Common Stock.
(18)	The securities offered pursuant to this prospectus consist of 12,861 shares of Common Stock.
(19)	The securities offered pursuant to this prospectus consist of 28,499 shares of Common Stock (consisting of shares of Common Stock underlying 28,499 Opco Class B Units and 28,499 corresponding Company Series B Preferred Units, which together are exchangeable into 28,499 shares of Common Stock). Jennifer Banks Watson, Allen Dean Watson and Christopher Chapel Watson share voting and dispositive power with respect to the securities held of record by Custom Expediting & Logistics, Inc. The business address of Custom Expediting & Logistics, Inc. is 15600 Deerhaven Ct. Davidson, NC 28036.
(20)	The securities offered pursuant to this prospectus consist of 82,463 shares of Common Stock (consisting of shares of Common Stock underlying 82,463 Opco Class B Units and 82,463 corresponding Company Series B Preferred Units, which together are exchangeable into 82,463 shares of Common Stock). Darren Crawford and Troy Donaldson share voting and dispositive power with respect to the securities held of record by DCTD, Inc. The business address of DCTD, Inc. is 112 Via Dijon Newport Beach, CA 92663.
(21)	The securities offered pursuant to this prospectus consist of 17,901 shares of Common Stock (consisting of shares of Common Stock underlying 17,901 Opco Class B Units and 17,901 corresponding Company Series B Preferred Units, which together are exchangeable into 17,901 shares of Common Stock). Edwin Cho is the ultimate beneficial owner.
(22)	The securities offered pursuant to this prospectus consist of 232,421 shares of Common Stock.
(23)	The securities offered pursuant to this prospectus consist of 135,521 shares of Common Stock.
(24)	The securities offered pursuant to this prospectus consist of 29,247 shares of Common Stock (consisting of shares of Common Stock underlying 29,247 Opco Class B Units and 29,247 corresponding Company Series B Preferred Units, which together are exchangeable into 29,247 shares of Common Stock).
(25)	The securities offered pursuant to this prospectus consist of 70,114 shares of Common Stock (consisting of shares of Common Stock underlying 70,144 Opco Class B Units and 70,144 corresponding Company Series B Preferred Units, which together are exchangeable into 70,144 shares of Common Stock).
(26)	The securities offered pursuant to this prospectus consist of 84,145 shares of Common Stock (consisting of shares of Common Stock underlying 84,145 Opco Class B Units and 84,145 corresponding Company Series B Preferred Units, which together are exchangeable into 84,145 shares of Common Stock).
(27)	The securities offered pursuant to this prospectus consist of 9,272 shares of Common Stock.
(28)	The securities offered pursuant to this prospectus consist of 8,120 shares of Common Stock (consisting of shares of Common Stock underlying 8,120 Opco Class B Units and 8,120 corresponding Company Series B Preferred Units, which together are exchangeable into 8,120 shares of Common Stock).
(29)	The securities offered pursuant to this prospectus consist of 31,093 shares of Common Stock (consisting of shares of Common Stock underlying 31,093 Opco Class B Units and 31,093 corresponding Company Series B Preferred Units, which together are exchangeable into 31,093 shares of Common Stock).
(30)	The securities offered pursuant to this prospectus consist of 33,267 shares of Common Stock (consisting of shares of Common Stock underlying 33,267 Opco Class B Units and 33,267 corresponding Company Series B Preferred Units, which together are exchangeable into 33,267 shares of Common Stock).
(31)	The securities offered pursuant to this prospectus consist of 38,399 shares of Common Stock (consisting of shares of Common Stock underlying 38,399 Opco Class B Units and 38,399 corresponding Company Series B Preferred Units, which together are exchangeable into 38,399 shares of Common Stock).

(32)	The securities offered pursuant to this prospectus consist of 8,299 shares of Common Stock (consisting of shares of Common Stock underlying 8,299 Opco Class B Units and 8,299 corresponding Company Series B Preferred Units, which together are exchangeable into 8,299 shares of Common Stock).
(33)	The securities offered pursuant to this prospectus consist of 59,108 shares of Common Stock (consisting of shares of Common Stock underlying 59,108 Opco Class B Units and 59,108 corresponding Company Series B Preferred Units, which together are exchangeable into 59,108 shares of Common Stock). Adam Wakefield and Chad Wakefield share voting and dispositive power with respect to the securities held of record by LiVe Logistics Corp. The business address of LiVe Logistics Corp is 150 N. Fairway Drive, Suite 144, Vernon Hills, IL 60061.
(34)	The securities offered pursuant to this prospectus consist of 44,234 shares of Common Stock.
(35)	The securities offered pursuant to this prospectus consist of 3,999 shares of Common Stock (consisting of shares of Common Stock underlying 3,999 Opco Class B Units and 3,999 corresponding Company Series B Preferred Units, which together are exchangeable into 3,999 shares of Common Stock).
(36)	The securities offered pursuant to this prospectus consist of 108,506 shares of Common Stock.
(37)	The securities offered pursuant to this prospectus consist of 560,774 shares of Common Stock (consisting of shares of Common Stock underlying 560,774 Opco Class B Units and 560,774 corresponding Company Series B Preferred Units, which together are exchangeable into 560,774 shares of Common Stock). Mr. Hodge is a member of the Board of Directors of the Company.
(38)	The securities offered pursuant to this prospectus consist of 80,735 shares of Common Stock (consisting of shares of Common Stock underlying 80,735 Opco Class B Units and 80,735 corresponding Company Series B Preferred Units, which together are exchangeable into 80,735 shares of Common Stock). Keeli Jernigan has voting and dispositive power with respect to the securities held of record by MKJ Holdco, LLC. The business address of MKJ Holdco, LLC is 5217 Morningside Dr. Houston, TX 77005.
(39)	The securities offered pursuant to this prospectus consist of 15,230 shares of Common Stock.
(40)	The securities offered pursuant to this prospectus consist of 717,189 shares of Common Stock (consisting of (i) 537,891 shares of Common Stock and (ii) shares of Common Stock underlying 179,298 Opco Class B Units and 179,298 corresponding Company Series B Preferred Units, which together are exchangeable into 179,298 shares of Common Stock). Mark McDowell and Jason Smith are the ultimate beneficial owners and share voting and dispositive power with respect to the securities held of record by Omni Rollover, LLC. The business address of Omni Rollover, Inc. is 5 Steeldust Ct. Tomball, Texas 77377
(41)	The securities offered pursuant to this prospectus consist of 29,266 shares of Common Stock (consisting of shares of Common Stock underlying 29,266 Opco Class B Units and 29,266 corresponding Company Series B Preferred Units, which together are exchangeable into 29,266 shares of Common Stock).
(42)	The securities offered pursuant to this prospectus consist of 9,567 shares of Common Stock (consisting of shares of Common Stock underlying 9,567 Opco Class B Units and 9,567 corresponding Company Series B Preferred Units, which together are exchangeable into 9,567 shares of Common Stock).
(43)	The securities offered pursuant to this prospectus consist of 31,366 shares of Common Stock (consisting of shares of Common Stock underlying 31,366 Opco Class B Units and 31,366 corresponding Company Series B Preferred Units, which together are exchangeable into 31,366 shares of Common Stock).
(44)	The securities offered pursuant to this prospectus consist of 10,939 shares of Common Stock (consisting of shares of Common Stock underlying 10,939 Opco Class B Units and 10,939 corresponding Company Series B Preferred Units, which together are exchangeable into 10,939 shares of Common Stock).
(45)	The securities offered pursuant to this prospectus consist of 10,444 shares of Common Stock.
(46)	The securities offered pursuant to this prospectus consist of 71,603 shares of Common Stock (consisting of shares of Common Stock underlying 71,603 Opco Class B Units and 71,603 corresponding Company Series B Preferred Units, which together are exchangeable into 71,603 shares of Common Stock). Shirley Yeung is the ultimate beneficial owner.
(47)	The securities offered pursuant to this prospectus consist of 752,903 shares of Common Stock (consisting of shares of Common Stock underlying 752,903 Opco Class B Units and 752,903 corresponding Company Series B Preferred Units, which together are exchangeable into 752,903 shares of Common Stock). Shai Vichness is signing in his capacity as a principal of Churchill Asset Management LLC, the shareholder's account manager. Shai Vichness has voting and dispositive power with respect to the securities held of record by Teachers Insurance and Annuity Association of America. The business address for Teachers Insurance and Annuity Association of America is 730 Third Avenue, New York, NY 10152.
(48)	The securities offered pursuant to this prospectus consist of 9,116 shares of Common Stock (consisting of shares of Common Stock underlying 9,116 Opco Class B Units and 9,116 corresponding Company Series B Preferred Units, which together are exchangeable into 9,116 shares of Common Stock).

(49)	The securities offered pursuant to this prospectus consist of 350,114 shares of Common Stock (consisting of shares of Common Stock underlying 350,114 Opco Class B Units and 350,114 corresponding Company Series B Preferred Units, which together are exchangeable into 350,114 shares of Common Stock). Shai Vichness is signing in his capacity as a principal of Churchill Asset Management LLC, the shareholder's account manager. Shai Vichness has voting and dispositive power with respect to the securities held of record by TPS Investors Operating Fund LLC. The business address for TPS Investors Operating Fund LLC is 375 Park Avenue, 9th Floor, New York, NY 10152.
(50)	The securities offered pursuant to this prospectus consist of 19,449 shares of Common Stock (consisting of shares of Common Stock underlying 19,449 Opco Class B Units and 19,449 corresponding Company Series B Preferred Units, which together are exchangeable into 19,499 shares of Common Stock).
(51)	The securities offered pursuant to this prospectus consist of 11,441 shares of Common Stock.
(52)	The securities offered pursuant to this prospectus consist of 12,741 shares of Common Stock (consisting of shares of Common Stock underlying 12,741 Opco Class B Units and 12,741 corresponding Company Series B Preferred Units, which together are exchangeable into 12,741 shares of Common Stock).
(53)	The securities offered pursuant to this prospectus include 10,410 shares of Common Stock (consisting of shares of Common Stock underlying 10,410 Opco Class B Units and 10,410 corresponding Company Series B Preferred Units, which together are exchangeable into 10,410 shares of Common Stock). In addition, Zhou Chen has voting and dispositive power with respect to the securities held of record by the Zhou Chen Revocable Living Trust. Such securities held by the Zhou Chen Revocable Living Trust are being offered pursuant to this prospectus and consist of 717 shares of Common Stock (consisting of shares of Common Stock underlying 717 Opco Class B Units and 717 corresponding Company Series B Preferred Units, which together are exchangeable into 717 shares of Common Stock). The business address of the Zhou Chen Revocable Living Trust is 25504 Marsh Landing Parkway, Ponte Vedra Beach, FL 32082.
(54)	The disclosure with respect to the remaining selling shareholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding Common Stock, on an as-exchanged basis.

PLAN OF DISTRIBUTION

We are registering the possible resale by the selling shareholders of up to 11,683,943 shares of Common Stock.

We will not receive any of the proceeds from the sale of the securities by the selling shareholders. The aggregate proceeds to the selling shareholders will be the purchase price of the securities less any discounts and commissions borne by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership or membership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling shareholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling shareholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of Nasdaq;
•through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through the distributions by any selling shareholder or its affiliates to its partners, members or shareholders
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.

In addition, a selling shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling shareholders will sell all or any of the securities offered by this prospectus. In addition, the selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

With respect to a particular offering of the securities held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•the specific securities to be offered and sold;
•the names of the selling shareholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents, broker-dealers or underwriters; and
•any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

In connection with distributions of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the securities short and redeliver the securities to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling shareholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock are currently listed on Nasdaq under the symbol “FWRD.”

The selling shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling shareholders pay for solicitation of these contracts.

A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling shareholders or borrowed from any selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the securities by the selling shareholders. Upon our notification by a selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling shareholders, or perform services for us or the selling shareholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling shareholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling shareholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

Greenberg Traurig, P.A. will pass upon the validity of the Common Stock offered by this prospectus and certain other matters related to this prospectus.

EXPERTS

The consolidated financial statements of Forward Air Corporation appearing in Forward Air Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 (including the schedule appearing therein), and the effectiveness of Forward Air Corporation’s internal control over financial reporting as of December 31, 2024 (excluding the internal control over financial reporting of Omni excluded from the scope of management’s assessment), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which conclude, among things, that Forward Air Corporation did not maintain effective internal control over financial reporting as of December 31, 2024, based on Internal Control - Integrated Framework issued by the Committee of Sponsoring Organization of the Treadway Commission (2013 Framework) because of the effect of the material weakness described therein, and which as to the report  on Forward Air Corporation’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Omni from the scope of such audit firm’s audit of internal control over financial reporting therein and incorporated herein by reference. Such consolidated financial statements (including the schedule appearing therein) are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Omni Newco, LLC as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at https://ir.forwardaircorp.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below (other than any portions of such documents that are deemed to have been “furnished” and not “filed” under the applicable SEC rules, including information furnished under Items 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K). This includes but is not limited to the documents set forth below that have been previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025;
•our Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025;
•our Amendment No. 2 on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025;
•our Amendment No. 3 on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025;
•our Current Reports on Form 8-K filed with the SEC on June 10, 2024, January 6, 2025 (but only with respect to information included in Item 1.01) January 21, 2025, March 26, 2025, March 27, 2025, May 1, 2025 (but only with respect to information included in Item 1.01) and June 13, 2025;
•the description of our Common Stock contained in Exhibit 4.1 to our Current Report on Form 8-K12B, filed with the SEC on June 13, 2025, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this registration statement any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of all of the securities covered by this registration statement has been completed including all such documents filed after the date of this Post-Effective Amendment No. 3 and prior to effectiveness of this Post-Effective Amendment No. 3.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at https://ir.forwardaircorp.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase shares of our common stock. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We also hereby undertake to provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Secretary, Michael L. Hance, at the following address:

28

Forward Air Corporation
1915 Snapps Ferry Road, Building N
Greeneville, TN 37745
Attention: Secretary, Michael L. Hance

29

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the shares of common stock being registered hereby. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. selling shareholders, however, will bear all underwriting commissions and discounts, if any, attributable to their respective sales sale of the securities.

SEC registration fee	$36,201	*
Accounting fees and expenses	75,000	**
Legal fees and expenses	125,000	**
Financial printing and miscellaneous expenses	50,000	**
Total	$286,201	**

*	Previously paid in connection with the Initial Registration Statement originally declared effective by the SEC on July 19, 2024.
**	These fees are estimated and accordingly are subject to change.

Item 15. Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock, or (iv) transactions from which such director derived an improper personal benefit. The Company’s certificate of incorporation includes a provision providing that directors of the Company shall not be liable to the Company or our shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.

The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.

The Company’s amended and restated certificate of incorporation (the “Charter”) requires the Company to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding described above by reason of the fact that such person is or was a director of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, to the fullest extent permitted by law. The Company’s Charter also require the Company to pay the legal expenses (including attorneys’ fees) of any such person in defending any such action, suit or proceeding in advance of its final disposition subject, in the case of present directors and officers, to the provision by such director or officer of an undertaking to repay the amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

Additionally, the Company maintains directors’ and officers’ liability insurance for its directors and officers.

Item 16. Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)    that, for the purpose of determining liability under the Securities Act to any purchaser: (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
No.		Exhibit
2.1
Agreement and Plan of Merger, dated as of August 10, 2023 by and among, among others, Forward Air Corporation and Omni Newco LLC (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2023).

2.2
Amendment No. 1 to the Original Merger Agreement, dated January 22, 2024, by and among Forward Air Corporation and Omni Newco, LLC (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2024).

2.3
Plan of Merger, dated as of April 30, 2025, by and between Forward Air Corporation and FA-Delaware Corporation (incorporated herein by reference to Annex C to the Preliminary Proxy Statement on Schedule 14A of Forward Air Corporation (Commission File No. 000-22490) filed on April 30, 2025).

3.1
Amended and Restated Certificate of Incorporation of Forward Air Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on June 13, 2025).

3.2
Bylaws of Forward Air Corporation, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on June 13, 2025).

4.1
Indenture, dated as of October 2, 2023, by and among Clue Opco LLC (as successor to GN Bondco, LLC), as issuer, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2024).

4.2
First Supplemental Indenture, dated as of January 25, 2024, by and among Clue Opco LLC, as issuer, Forward Air Corporation and the other guarantors party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (incorporated herein by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2024).

4.3
Description of Capital Stock of Forward Air Corporation (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on June 13, 2025).

5.1	+	Opinion of Greenberg Traurig, P.A.
23.1	+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	+	Consent of Deloitte & Touche LLP, Independent Auditor.
23.3	+	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
24.1	+	Power of Attorney.
101.INS		The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH		XBRL Taxonomy Extension Schema
101.CAL		XBRL Taxonomy Extension Calculation Linkbase
101.DEF		XBRL Taxonomy Extension Definition Linkbase
101.LAB		XBRL Taxonomy Extension Label Linkbase
101.PRE		XBRL Taxonomy Extension Presentation Linkbase
104		Cover Page Interactive File (formatted in Inline XBRL and contained in Exhibit 101).
107	#	Filing Fee Table.

	#	Previously filed
	+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on June 16, 2025.

FORWARD AIR CORPORATION
By:	/s/ Shawn Stewart
Shawn Stewart
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn Stewart	Chief Executive Officer and Director	June 16, 2025
Shawn Stewart	(Principal Executive Officer)

/s/ Jamie G. Pierson	Chief Financial Officer	June 16, 2025
Jamie G. Pierson	(Principal Financial Officer)

/s/ James Faught	Chief Accounting Officer	June 16, 2025
James Faught	(Principal Accounting Officer)

*	Executive Chairman and Director	June 16, 2025
Jerome Lorrain

*	Director	June 16, 2025
Charles L. Anderson

*	Director	June 16, 2025
Dale W. Boyles

*	Director	June 16, 2025
Robert L. Edwards, Jr.

*	Director	June 16, 2025
Christine M. Gorjanc

*	Director	June 16, 2025
Michael B. Hodge

*	Director	June 16, 2025
Paul Svindland

/s/ Shawn Stewart	Attorney-in-Fact	June 16, 2025
Shawn Stewart

* Pursuant to Power of Attorney.